                                                                 EXHIBIT 99(y)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                            INTRODUCTION AND OVERVIEW

On June 1, 2001, White Mountains Insurance Group, Ltd. (the "Company") acquired OneBeacon Insurance Group ("OneBeacon", formerly CGU) from CGNU plc ("CGNU") for total consideration of $2.1 billion (the "Acquisition"), of which $260.0 million consisted of a convertible note payable (the "Seller Note") with the balance paid in cash.

The following unaudited pro forma condensed combined income statements of the Company for the year ended December 31, 2000 and the six months ended June 30, 2001 present results for the Company as if the Acquisition had occurred as of January 1, 2000. The Acquisition was fully reflected in the Company's June 30, 2001 balance sheet. Therefore, a pro forma condensed consolidated balance sheet at June 30, 2001 has not been supplied herein.

The consolidated financial statements of OneBeacon for the first five of the six months ended June 30, 2001 and the year ended December 31, 2000 were prepared in their entirety under the direction of the former management of OneBeacon, and for the benefit of CGNU. The consolidated financial statements of OneBeacon for the one month ended June 30, 2001 were prepared in their entirety under the direction of, and for the benefit of the Company.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions, which are based on information known as of the date the financial statements are prepared and issued, that affect the reported amounts of assets, liabilities, revenues and expenses. Eventual results can differ from those estimates, particularly with respect to loss and loss adjustment expense reserves, as further information subsequently unfolds.

An overview of each column presented in the unaudited pro forma condensed combined income statements for the period ended June 30, 2001 and December 31, 2000 is as follows:

WHITE MOUNTAINS

The "White Mountains" column represents the Company's historical results as reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2001 and in its Annual Report on Form 10-K for the year ended December 31, 2000.

ONEBEACON

The amounts presented in the "OneBeacon" column represent OneBeacon's historical stand-alone results for each applicable period. As such, OneBeacon's results as presented in the unaudited pro forma condensed combined income statement for the six months ended June 30, 2001 exclude the results of Folksamerica Holding Company, Inc. and its subsidiaries ("Folksamerica"), which became a wholly owned subsidiary of OneBeacon on June 1, 2001. Folksamerica's results for the full six months ended June 30, 2001 are included in the White Mountains column.

ADJUSTMENTS FOR THE ACQUISITION

The amounts in the "Adjustments for the Acquisition" column represent various closing and related pre-closing transactions undertaken in the acquisition of OneBeacon by the Company as described below.

DEBT TENDER AND DEBT ESCROW TRANSACTIONS

In connection with the Acquisition, the Company completed a tender offer and consent solicitation for $96.3 million in outstanding medium-term notes (the "Debt Tender") which facilitated the Acquisition by amending the indenture governing the notes. Pursuant to the Debt Tender, the Company repurchased and retired $90.9 million of its medium-term notes and subsequently prepaid, in the form of a fully-funded irrevocable escrow arrangement (the "Debt Escrow"), the balance of the outstanding medium-term notes.

EQUITY FINANCING

On June 1, 2001, a small group of private investors purchased $437.6 million of a newly-issued class of non-voting convertible preference shares of the Company (the "Convertible Preference Shares"). The Convertible Preference Shares bear a dividend of 1% per year and will be automatically converted (at a conversion price of approximately $200.00 per share) into 2,184,583 common shares upon approval of the conversion by the Company's shareholders. If shareholder approval has not been obtained prior to March 31, 2003, each holder of Convertible Preference Shares will thereafter have the right to require the Company to repurchase the Convertible Preference Shares on an "as converted" basis at the then-current price of a common share. Since the market value of the Company's common shares at June 1, 2001 ($346.00 per common share) exceeded the private investors' cost of the Convertible Preference Shares (approximately $200.00 per common share), this instrument is deemed to have a beneficial conversion feature. This determination requires that the Convertible Preference Shares be marked-to-market, by an adjustment to retained earnings until the date the Convertible Preference Shares are converted to permanent common equity (which will occur upon shareholder approval, if and when such approval is obtained).

On June 1, 2001, Berkshire Hathaway, Inc. ("Berkshire") purchased from the Company, for $75.0 million in cash, warrants (the "Warrants") to acquire 1,714,285 common shares at an exercise price of $175.00 per share. Of the total Warrants purchased by Berkshire, Warrants to purchase 1,170,000 common shares (the "Series A Warrants") were immediately exercisable and Warrants to purchase approximately 544,285 common shares (the "Series B Warrants") will become exercisable upon approval by shareholders. Shareholder approval will be sought at the same time as approval of the conversion of Convertible Preference Shares is sought. If shareholder approval has not been obtained by March 31, 2003, Berkshire will thereafter have the right to require the Company to repurchase the Series B Warrants at a price per Series B Warrant equal to the then-current market price per common share less $175.00. The Warrants have a term of seven years from the date of issuance although the Company has the right to call the Warrants for $60.0 million in cash commencing on the fourth anniversary of their issuance. Since the Series B Warrants do not yet represent common equity to the Company, they constitute a contingent put liability (similar in nature to a stock appreciation right) which will be carried at fair value through a periodic charge or credit to the income statement. The Series B Warrants will become permanent common equity upon shareholder approval, if and when such approval is obtained.

On June 1, 2001, Berkshire also purchased for $225.0 million, $300.0 million in face value of cumulative non-voting preferred stock (the "Berkshire Preferred Stock") of a subsidiary of the Company. The Berkshire Preferred Stock is entitled to a dividend of no less than 2.35475% per quarter and is mandatorily redeemable after seven years. The Berkshire Preferred Stock represents subsidiary preferred stock which is considered to be minority interest in the Company's consolidated financial statements.On June 1, 2001, Zenith Insurance Company purchased $20.0 million in cumulative non-voting preferred stock (the "Zenith Preferred Stock") of a subsidiary of the Company. The Zenith Preferred Stock is entitled to a dividend of no less than 2.5% per quarter through June 30, 2007 and a dividend of no less than 3.5% thereafter and is mandatorily redeemable after ten years. The Zenith Preferred Stock represents subsidiary preferred stock which is considered to be minority interest in the Company's consolidated financial statements.

BANK FINANCING

On June 1, 2001, a subsidiary of the Company borrowed $700.0 million in term loans and $125.0 million in revolving loans (of a $175.0 million revolving loan facility) from a banking syndicate arranged by Lehman Brothers Inc. (collectively the "Lehman Facility"). The term loans are repayable in quarterly installments with a final maturity on the sixth anniversary of the closing date. The revolving loan facility is available on a revolving basis from the closing date until the fifth anniversary of the closing. The loans are variable rate instruments which are currently tied to a rate based on the three-month eurodollar rate.

SIGNIFICANT REINSURANCE CONTRACTS

Immediately prior to the Acquisition, OneBeacon entered into reinsurance agreements with National Indemnity Company (the "NICO Cover") and General Re Corporation (the "GRC Cover") which provide OneBeacon with significant reinsurance protections against unanticipated increases in recorded reserves for insurance losses and loss adjustment expenses. The NICO Cover provides up to $2.5 billion of protection against OneBeacon's asbestos, environmental and certain other latent exposures. The GRC Cover provides for up to $400.0 million in excess of loss reinsurance protection against adverse development on accident year 2000 and prior losses. Because the NICO Cover and the GRC Cover were material non-recurring transactions undertaken in connection with the Acquisition, the financial effects of the NICO Cover and the GRC Cover are excluded from the pro forma statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001. The potential effects of the NICO Cover and the GRC Cover on White Mountains' premiums and Net loss from continuing operations for the year ended December 31, 2000 and the six months ended June 30, 2001 are supplementally disclosed in Note K herein.

SELLER NOTE

On June 1, 2001, the Company issued the Seller Note to CGNU. The Seller Note has an 18 month term and bears interest at a rate equal to 50 basis points over the rate on the Lehman Facility described above. The Seller Note may be settled in cash, or at the Company's option, with common shares valued at $245.00 per share. The Company has classified this obligation as debt since management believes it has the ability to settle this obligation in a form other than pursuant to the Note Purchase Option Agreement which governs the Seller Note.

PRECLOSING TRANSACTIONS WITH CGNU

On June 1, 2001, OneBeacon repaid $1.1 billion in intercompany debt to CGNU with proceeds from the sale of OneBeacon's life insurance and Canadian operations to CGNU, the sale of certain other assets to CGNU and available cash. In addition, CGNU made a $200.0 million cash contribution to OneBeacon immediately prior to Acquisition.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined income statements of the Company for the year ended December 31, 2000 and the six months ended June 30, 2001 present results for the Company as if the Acquisition had occurred as of January 1, 2000.

The unaudited pro forma financial information is provided for informational purposes only. The unaudited pro forma financial information does not purport to represent what the Company's results of operations actually would have been had the Acquisition, in fact, occurred as of the date indicated, or to project the Company's results of operations for any future date or period. The pro forma adjustments are based on available information and assumptions that the Company currently believes are reasonable under the circumstances and that are considered to be material to the overall pro forma presentation. The unaudited pro forma financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2000, the Company's Quarterly Reports on Form 10-Q for the period ended March 31, 2001 and June 30, 2001, CGU's audited consolidated financial statements for the years ended December 31, 2000, 1999 and 1998 which are enclosed herein as Exhibit 99(w) and CGU's unaudited consolidated balance sheet as of May 31, 2001 and CGU's unaudited income statements and statements of cash flows for the five months ended May 31, 2001 and the six months ended June 30, 2000, which are enclosed herein as Exhibit 99(x).

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
            (in millions of dollars, except share and per share data)


                                                                                                                     White
                                                                                                                   Mountains
                                                           White                            Adjustments for        Pro Forma
REVENUES                                                 Mountains         OneBeacon        the Acquisition         Combined
                                                      --------------    ---------------      --------------      --------------
     Earned insurance and reinsurance premiums        $       549.0     $      1,906.9       $           -       $     2,455.9
     Net realized gains (losses) on investment
       securities                                              33.3              362.3                                   395.6
     Net investment income                                     82.2              229.2                (7.6) E
                                                                                                     (36.4) F            267.4
     Other revenues                                            42.3                  -                40.6  G             82.9
                                                      --------------    ---------------      --------------      --------------

 TOTAL REVENUES                                               706.8            2,498.4                (3.4)            3,201.8

EXPENSES

     Losses and loss adjustment expenses                      500.7            1,571.1                   -             2,071.8
     Other underwriting expenses                              221.1              783.5                 5.8  H          1,010.4
     Accretion of discounted loss reserves                      7.5                  -                28.4  G             35.9
     Interest expense                                           8.4               32.7                (2.1) A
                                                                                                      28.8  C
                                                                                                     (36.4) F
                                                                                                       9.1  G             40.5
     Share appreciation expense - contingent warrants          78.1                  -                   -                78.1
                                                      --------------    ---------------      --------------      --------------

TOTAL EXPENSES                                                815.8            2,387.3                33.6             3,236.7
                                                      --------------    ---------------      --------------      --------------

PRETAX EARNINGS (LOSS)                                       (109.0)             111.1               (37.0)              (34.9)

     Income tax benefit (provision)                            24.4              (55.5)               10.1  C
                                                                                                       9.9  G
                                                                                                       2.0  H             (9.1)
     Minority interest:
        Accretion of subsidiary preferred stock
          to face value                                        (0.7)                 -                (3.7) B             (4.4)
        Dividends on subsidiary preferred stock                (2.4)                 -               (11.9) B
                                                                                                      (0.8) D            (15.1)
                                                      --------------    ---------------      --------------      --------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS          $       (87.7)    $         55.6       $       (31.4)      $       (63.5)
                                                      ==============    ===============      ==============      ==============


Average shares used in computing loss per share           5,878,024                                                  5,878,024

Loss per common share (Note I):
     Net loss from continuing operations
       available to common shareholders               $      (80.35)                                             $      (32.43)



See the accompanying notes to the unaudited pro forma condensed combined financial statements.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2000
           (in millions of dollars, except share and per share data)



                                                                                                                     White
                                                                                                                   Mountains
                                                            White                          Adjustments for         Pro Forma
REVENUES                                                  Mountains       OneBeacon        the Acquisition          Combined
                                                       --------------   -------------      ---------------      -----------------
     Earned insurance and reinsurance premiums         $       334.4    $    4,275.0                    -       $        4,609.4

     Net realized gains (losses) on investment
       securities                                               (8.4)          732.8                    -                  724.4
     Net investment income                                      85.9           504.9       $        (20.0) E
                                                                                                    (71.5) F               499.3
     Gains on sales of subsidiaries and other assets           385.8               -                    -                  385.8
     Other revenues                                             50.5               -                 97.4  G               147.9
                                                       --------------   -------------      ---------------      -----------------

 TOTAL REVENUES                                                848.2         5,512.7                  5.9                6,366.8

EXPENSES

     Losses and loss adjustment expenses                       287.7         4,302.0                    -                4,589.7
     Other underwriting expenses                               189.0         1,426.2                 12.7  H             1,627.9
     Accretion of discounted loss reserves                         -               -                105.0  G               105.0
     Interest expense                                           16.1            71.5                 (7.2) A
                                                                                                     73.8  C
                                                                                                    (71.5) F
                                                                                                     24.7  G               107.4
     Share appreciation expense - contingent warrants              -               -                 62.6  B                62.6
                                                       --------------   -------------      ---------------      -----------------

TOTAL EXPENSES                                                 492.8         5,799.7                200.1                6,492.6
                                                       --------------   -------------      ---------------      -----------------

PRETAX EARNINGS (LOSS)                                         355.4          (287.0)              (194.2)                (125.8)

     Income tax benefit (provision)                            (42.5)           83.3                 25.8  C
                                                                                                     36.8  G
                                                                                                      4.4  H               107.8
     Minority interest:
        Accretion of subsidiary preferred stock to
          face value                                               -               -                (10.7) B               (10.7)
        Dividends on subsidiary preferred stock                    -               -                (28.3) B
                                                                                                     (2.0) D               (30.3)
                                                       --------------   -------------      ---------------      -----------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS           $       312.9    $     (203.7)      $       (168.2)      $          (59.0)
                                                       ==============   =============      ===============      =================

Earnings per Common Share  (Note I):

Average shares used in computing  basic earnings
  per share                                                5,894,875                                                   5,894,875

Basic earnings (loss) per common share (Note I):
     Net income (loss) from continuing operations
       available to common shareholders                $       53.08                                            $         (54.74)

Average shares used in computing  diluted earnings
  per share                                                5,920,625                                                   5,894,875

Diluted earnings (loss) per common share (Note I):
     Net income (loss) from continuing operations
       available to common shareholders                $       52.84                                            $         (54.74)


See the accompanying notes to the unaudited pro forma condensed combined financial statements.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

ADJUSTMENTS FOR THE ACQUISITION

The pro forma Acquisition adjustments, as they relate to the unaudited pro forma condensed combined statements of income, are described below. Due to the timing of the Acquisition, the Company's actual results for the six months ended June 30, 2001 contained OneBeacon's actual results for the one month ended June 30, 2001. As a result, the pro forma income statement adjustments presented for the six months ended June 30, 2001 related to the Acquisition represent adjustments only for the period January 1, 2001 to May 31, 2001 unless otherwise noted.

(A) Pursuant to the Debt Tender, the Company repurchased and retired $90.9 million of $96.3 million in medium-term notes and subsequently prepaid, through the Debt Escrow, the balance of its outstanding medium-term notes. The $2.1 million and $7.2 million reductions in interest expense presented on the pro forma income statements for the periods ended June 30, 2001 and December 31, 2000, respectively, represent interest expense on medium-term notes retired under the Debt Tender.

The medium-term notes are an obligation of the Company, which is domiciled in Bermuda. Accordingly, no Federal income taxes were recorded for these adjustments.

(B) On June 1, 2001, White Mountains received a total of $300.0 million in cash from Berkshire in full payment for the Berkshire Preferred Stock and the Warrants. The total proceeds received were allocated to each instrument based on their relative estimated fair values at the date of acquisition. As a result, $145.2 million of such proceeds were allocated to the Berkshire Preferred Stock and $154.8 million of such proceeds were allocated to the Warrants. Of the amount initially allocated to the Warrants, a further allocation was made among the Series A Warrants and the Series B Warrants of $105.7 million and $49.1 million, respectively, based on the relative number of Warrants in each series. The estimated fair values attributed to the Warrants were determined using the Black-Scholes option pricing model.

Share appreciation expense relating to the Series B Warrants of $62.6 million recorded on the December 31, 2000 pro forma income statement represents the excess of the estimated fair value of the Series B Warrants of $111.7 million over the purchase price allocation to the Series B Warrants of $49.1 million. This treatment assumes that shareholder approval did not occur during this period. Upon shareholder approval, the estimated fair value of the Series B Warrants recorded as a liability will be reclassed to shareholders' equity. The Company recorded $58.8 million of share appreciation expense related to the Series B Warrants in its June 30, 2001 income statement; accordingly, no pro forma adjustment is necessary for the six months ended June 30, 2001.

Berkshire Preferred Stock dividends of $11.9 million and $28.3 million recorded for the periods ended June 30, 2001 and December 31, 2000, respectively, represent regular dividends on the Berkshire Preferred Stock. Accretion of subsidiary preferred stock to face value of $3.7 million and $10.7 million recorded for the periods ended June 30, 2001 and December 31, 2000, respectively, represent accretion on the Berkshire Preferred Stock which is required to transition the Berkshire Preferred Stock's recorded value (initially $145.2 million) to its face value of $300.0 million over the instrument's seven-year term. The accretion was determined using the interest method of amortization.

The Warrants are an obligation of the Company which is domiciled in Bermuda. Accordingly, no Federal income taxes were recorded for the Warrants.

(C) On June 1, 2001, Fund American Companies, Inc., a wholly owned subsidiary of the Company, borrowed $825.0 million pursuant to the Lehman Facility. The increases in interest expense of $28.8 million and $73.8 million for the periods ended June 30, 2001 and December 31, 2000, respectively, represent interest on the Lehman Facility. A one-eighth percentage variance in interest rates would result in decreased or increased interest expense of $1.0 million. The Lehman Facility is an obligation of Fund American which is domiciled in the United States. As a result, a Federal income tax benefit of $10.1 million and $25.8 million, for the periods ended June 30, 2001 and December 31, 2000, respectively, were recorded for these adjustments.

(D) On June 1, 2001, a subsidiary of the Company received a total of $20.0 million in cash from Zenith Insurance Company in full payment for the Zenith Preferred Stock. Zenith Preferred Stock dividends of $0.8 million and $2.0 million, recorded for the periods ended June 30, 2001 and December 31, 2000, respectively, represent regular dividends on the Zenith Preferred Stock.

(E) The Company utilized $364.0 million of its cash on hand to fund the Acquisition, the Debt Tender, the Debt Escrow and related expenses. The Company estimates that it earned $7.6 million and $20.0 million, for the periods ended June 30, 2001 and December 31, 2000, respectively, on such balances which were held in the form of short-term investments.

Cash on hand used to fund the Acquisition was previously held at a subsidiary of the Company which is domiciled in Barbados. As a result, no Federal income taxes were recorded for this adjustment.

(F) The $36.4 million and $71.5 million reductions in net investment income and interest expense recorded on the pro forma income statements for the periods ended June 30, 2001 and December 31, 2000, respectively, resulted from the repayment of the $1.1 billion CGNU intercompany note. The yield of 6.5% on the CGNU intercompany note approximated OneBeacon's historical pre-tax yield on its fixed maturity portfolio during the periods.

(G) The Acquisition will be accounted for by the purchase method of accounting in accordance with the treatment of a purchase business combination under Accounting Principles Board Opinion ("APB") 16, "Business Combinations." and, therefore, the assets and liabilities of CGU will be recorded at their estimated fair values at June 1, 2001. The preliminary adjustments to record the assets and liabilities of CGU to their estimated fair values and to allocate the excess of such estimated fair values of the net assets acquired over the purchase price follow. Such values were determined using management's best estimate.


DETERMINATION OF PURCHASE PRICE (in millions)

Total purchase price paid in cash                            $         1,811.9

Acquisition expenses incurred and paid through closing                    42.4
                                                             ------------------
    Total cash paid                                                    1,854.3

Seller Note issued to CGNU                                               260.0
                                                             ------------------

Total purchase price                                         $        $2,114.3
                                                             ==================

ALLOCATION OF PURCHASE PRICE

Net book value of CGU at June 1, 2001                        $         2,991.1

Total purchase price                                                 (2,114.3)

Adjustments to net book value described in note (J)                    (106.9)

ADJUSTMENTS TO REFLECT THE ESTIMATED FAIR VALUE OF ASSETS AND LIABILITIES ASSUMED:
          Loss and loss adjustment expense reserves                                                      652.1
          Reinsurance recoverable                                                                      (352.1)
          Amounts recorded in other assets:
               Employee benefit plans                                                                   (31.2)
               Miscellaneous other                                                                        (.2)
          Amounts recorded in other liabilities:
               Recognition of liabilities in connection with the Acquisition                            (43.3)
               Employee benefit plans                                                                   (54.8)
               Miscellaneous other                                                                      (36.5)

   ADJUSTMENTS TO REDUCE THE CARRYING VALUE OF NONCURRENT, NON-FINANCIAL ASSETS:
          Amounts recorded in other assets:
               Property, plant and equipment                                                           (185.9)
               Miscellaneous other                                                                      (18.4)
               Goodwill and intangible assets                                                           (42.2)



Net Federal deferred and current taxes relating to purchase accounting adjustments                      (24.6)
                                                                                             ------------------
RESULTING DEFERRED CREDIT                                                                    $           682.0
                                                                                             ==================


DETERMINATION OF PURCHASE PRICE

SELLER NOTE. On June 1, 2001, the Company issued the $260.0 million Seller Note to CGNU. For the pro forma periods ended June 30, 2001 and December 31, 2000, interest expense on the Seller Note was $9.1 million and $24.7 million, respectively.

ALLOCATION OF PURCHASE PRICE

ADJUSTMENTS TO REFLECT THE ESTIMATED FAIR VALUE OF ASSETS AND LIABILITIES
ASSUMED:

The following pro forma purchase accounting adjustments were undertaken to reflect CGU's assets and liabilities purchased by the Company at their estimated fair values.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES AND REINSURANCE RECOVERABLES. The estimated fair values of CGU's loss and loss adjustment expense reserves and related reinsurance recoverables were based on the present value of their expected cash flows with consideration for the uncertainty inherent in both the timing of, and the ultimate amount of, future payments for losses and receipts of amounts recoverable from reinsurers. In estimating the fair value of such items, management adjusted CGU's nominal loss reserves (net of the effects of reinsurance obtained from NICO and GRC in connection with the Acquisition) and discounted them to their present value assuming a 4.7% risk-free discount rate. The series of future cash flows related to such loss payments and reinsurance recoveries were actuarially developed using CGU's historical loss data. The "price" for bearing the uncertainty inherent in CGU's net loss reserves was assumed to be approximately 11% of the present value of the expected underlying cash flows of the loss reserves and reinsurance recoverables, which is believed to be reflective of the cost CGU would likely incur if it had attempted to obtain reinsurance for the full amount of its net loss and loss adjustment expense reserves with a third party reinsurer. As a result, loss and loss adjustment expense reserves and the related reinsurance recoverables on those amounts have been reduced by $652.1 million and $352.1 million, respectively. This reduction to net loss and loss adjustment expense reserves of $300.0 million will be accreted through an income statement charge over the period that the claims are expected to be settled.

Accretion of loss and loss adjustment expense reserves of $28.4 million and $105.0 million recorded on the pro forma income statements for the periods ended June 30, 2001 and December 31, 2000, respectively, represent the amortization of net loss and loss adjustment expense reserves (which were reduced to their estimated fair value in purchase accounting) to their nominal value over the respective reporting period. The accretion expenses recorded during these periods assumes that 19% and 35% of the loss and loss adjustment expense reserves acquired by White Mountains pursuant to the Acquisition are recognized during the first and second years, respectively, on an annualized basis. As a result, a Federal income tax benefit of $9.9 million and $36.8 million, for the periods ended June 30, 2001 and December 31, 2000, respectively, were recorded for this adjustment.

RECOGNITION OF LIABILITIES IN CONNECTION WITH THE ACQUISITION. The $43.3 million pro forma adjustment to increase other liabilities represents $28.0 million of liabilities associated with the fair value of obligations under National Accounts and National Programs contracts and $15.3 million representing White Mountains' best estimate of the expected costs to exit certain business activities of CGU. Costs associated with the exit of certain of CGU's business activities have been estimated in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination".

EMPLOYEE BENEFITS PLANS. In accordance with Financial Accounting Standards Board ("FASB") No. 87, "Employers' Accounting for Pensions", CGU's pension plan was required to recognize all previously unrecognized transition items as of the date of the Acquisition which increased the prepaid pension asset by $2.6 million. In addition, White Mountains revised the weighted average discount rate used to determine CGU's pension obligations from 7.5% to 7.0% in light of current market conditions which reduced the pension asset by $33.8 million. The net impact of the pension adjustments served to decrease other assets by $31.2 million pretax.

In accordance with FASB No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", CGU's postretirement plan was required to recognize all previously unrecognized transition items as of the date of the Acquisition which increased other liabilities by $47.0 million. In addition, White Mountains revised the weighted average discount rate used to determine CGU's postretirement obligations from 7.5% to 7.0% in light of current market conditions which increased other liabilities by $7.8 million. The total impact of the postretirement adjustments served to increase other liabilities by $54.8 million pretax.

ADJUSTMENTS TO REDUCE THE CARRYING VALUE OF NONCURRENT, NON-FINANCIAL ASSETS:

After recording all assets and liabilities purchased at their estimated fair values, the excess of acquired net assets over the purchase price has been used to reduce the estimated fair values of all noncurrent, non-financial assets acquired, in accordance with APB 16.

AMORTIZATION OF DEFERRED CREDIT. The excess of the estimated fair value of net assets (after the reduction of the carrying amounts of noncurrent, non-financial assets acquired) over the purchase price related to the Acquisition of $682.0 million has been recorded as a deferred credit in accordance with APB 16. The deferred credit is being amortized systematically to income over the estimated period of benefit of seven years. As a result, deferred credit amortization of $40.6 million and $97.4 million has been recorded on the pro forma income statements for the periods ended June 30, 2001 and December 31, 2000, respectively.

In June 2001 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141 entitled "Business Combinations". SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and calls for the recognition of all existing deferred credits arising from business combinations prior to July 1, 2001 through the income statement on the first day of the fiscal year beginning after December 15, 2001. In accordance with SFAS No. 141, White Mountains will recognize its remaining unamortized deferred credit balance on January 1, 2002 as a cumulative effect of a change in accounting principle.

(H) On June 1, 2001, White Mountains awarded 73,500 restricted shares to its key employees pursuant to the Acquisition which will vest in June 2003. Compensation expenses of $5.8 million and $12.7 million recorded on the pro forma income statements for the periods ended June 30, 2001 and December 31, 2000, respectively, represent restricted share awards deemed to have been earned by recipients over the periods. As a result, a Federal income tax benefit of $2.0 million and $4.4 million, for the periods ended June 30, 2001 and December 31, 2000, respectively, were recorded for this adjustment.

EARNINGS PER SHARE

(I) The basic earnings per common share computation is determined using the weighted average number of common shares outstanding during the period. The diluted earnings per common share computation is determined using the weighted average number of common shares and dilutive common share equivalents outstanding during the period. The pro forma income statements for the periods ended June 30, 2001 and December 31, 2000 each present a net loss to common shareholders. Accordingly, no additional common share equivalents resulting from the Acquisition have been included in the pro forma earnings per share computations as the inclusion of such potential shares would be anti-dilutive.

On June 1, 2001, the Company received a total of $437.6 million in cash from a small group of private investors in full payment for the Convertible Preference Shares. Due to the beneficial conversion feature inherent in the Convertible Preference Shares that existed on the date of conversion, the Convertible Preference Shares must be marked to market (based on the market value of the underlying Common Shares) while they were assumed to be outstanding, with the excess of market value over the cash proceeds being charged directly to retained earnings and included in the Company's determination of earnings or loss per share. In addition, in determining earnings (loss) per share, earnings from continuing operations are reduced by dividends assumed to be paid on the Convertible Preference Shares.

Based on the market value of Common Shares on June 30, 2001 and December 31, 2000, the pro forma loss per share for the the six months ended June 30, 2001 and the year ended December 31, 2000 was computed as follows:

                                                                         Six Months
                                                                            ended             Year ended
                                                                        June 30, 2001      December 31, 2000
                                                                        -------------      -----------------
NET LOSS FROM CONTINUING OPERATIONS                                       $     (63.5)       $      (59.0)
  Redemption value adjustment - Convertible Preference Shares                  (125.0)             (259.3)
  Dividends on Convertible Preference Shares                                     (2.1)               (4.4)
                                                                          -----------        ------------
NET LOSS FROM CONTINUING OPERATIONS AVAILABLE TO
  COMMON SHAREHOLDERS                                                     $    (190.6)       $     (322.7)
                                                                          ===========        ============
Average shares used in computing loss per share                             5,878,024           5,894,875

Loss per common share:
  Net loss from continuing operations available to common shareholders    $    (32.43)       $     (54.74)


NON-RECURRING TRANSACTIONS

SIGNIFICANT REINSURANCE CONTRACTS AND REPAYMENT OF DEBT

(J) Effective June 1, 2001, in accordance with a provision in the OneBeacon purchase and sale agreement, CGNU caused OneBeacon to purchase the NICO Cover for total consideration of $1,322.3 million and the GRC Cover for total consideration of $275.0 million in cash. The NICO Cover and the GRC Cover, which were contingent on, and occurred contemporaneously with the Acquisition, qualify for prospective reinsurance accounting treatment under the Emerging Issues Task Force Technical Matter Document No. D-54 ("EITF Topic D-54") which characterizes the protection as an indemnification by the seller for increases in the liabilities for losses and loss adjustment expenses that existed at the acquisition date. Because the NICO Cover and the GRC Cover were material non-recurring transactions undertaken in connection with the Acquisition, the financial effects of the NICO Cover and the GRC Cover are excluded from the pro forma statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001. The NICO Cover and the GRC Cover would have reduced revenues by $1.5 billion and increased the net loss from continuing operations by $306.9 million during the pro forma periods presented.

On June 1, 2001, OneBeacon repaid $1.1 billion in intercompany debt to CGNU with proceeds from the sale of OneBeacon's life insurance and Canadian operations to CGNU, the sale of certain other assets to CGNU and available cash. In addition, CGNU made a $200.0 million cash contribution to OneBeacon immediately prior to Acquisition.